                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                               DECEMBER 8, 1995
------------------------------------------------------------------------------
                               (Date of Report)




                         AMERICAN RIVERS OIL COMPANY
------------------------------------------------------------------------------
            (Exact Name of Registrant as specified in its charter)



                                   WYOMING
------------------------------------------------------------------------------
                (State or other jurisdiction of incorporation)



       0- 10006                                     84-0839926
-----------------------------          ---------------------------------------
(Commission File Number)               (IRS Employer Identification Number)



              700 EAST NINTH AVENUE, SUITE 106, DENVER, CO. 80203
------------------------------------------------------------------------------
         (Address of principal executive offices including zip code)


                                (303) 832-1117
------------------------------------------------------------------------------
              (Registrant's telephone number including area code)


                          METRO CAPITAL CORPORATION
                716 COLLEGE VIEW DRIVE, RIVERTON, WYOMING 82501
------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

                         AMERICAN RIVERS OIL COMPANY

ITEM 1. CHANGES IN CONTROL OF THE REGISTRANT.; AND

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.


ASSET PURCHASE AGREEMENT

     Pursuant to an Asset Purchase Agreement dated October 19, 1995 among the Company, Karlton Terry Oil Company ("KTOC"), Karlton Terry and Jubal Terry (the "Shareholders"), the Company acquired certain assets (the "Assets") of KTOC and the Shareholders in exchange for 7,717,820 "restricted" shares of Class B Common Stock, $.01 par value, of the Company (the "Class B Common Stock"), referred to herein as the Transaction.
Included in the Assets were assets acquired through option agreements with third parties. The 7,717,820 shares of the Class B Common Stock represented 80% of the aggregate issued and outstanding shares of both classes of the Company's Common Stock immediately after the closing (the "Closing"). KTOC and the Shareholders are referred to herein collectively as the Sellers. As a result of the Transaction, KTOC and the Shareholders own in the aggregate 6,714,875 shares or 87% of the Class B Common Stock which was issued pursuant to the Transaction. The Closing of the Transaction took place in escrow on November 30, 1995 and the escrow was released on December 8, 1995, the effective date of the Transaction. In connection with the Transaction, the Company changed its name to American Rivers Oil Company.

     The Assets acquired by the Company pursuant to the Transaction consist of various oil and gas leases covering developed and undeveloped acreage underlying large rivers through several oil fields in the United States (the "River Leases").
The River Leases are expected to be developed with horizontal and diagonal wells. Besides the River Leases, the Company acquired
certain producing oil and gas properties.   Karlton and Jubal
Terry and certain of their affiliates will retain overriding royalty interests burdening the working interests transferred to the Company, ranging from 1.7% to 7.5%. Because an overriding royalty interest bears no share of the costs of developing an oil and gas property, it may be advantageous for the holder of the interest to conduct drilling and other operations even if they may not be economic for the Working Interest owner. Therefore, the existence of these overriding royalty interests creates potential conflicts of interest between the Company and these persons.

     The Board of Directors of the Company valued the Assets based upon, among other things, the financial statements with respect to the Assets, the reserve reports with respect to the Assets and other information regarding the Assets.

     In connection with the Transaction, the Company transferred to Bishop Capital Corporation, formerly Bishop Cable Communications Corporation, its wholly-owned Wyoming subsidiary (the "Subsidiary"), all of the Company's assets (the "Excluded Assets") except for $700,000 and its working interest in, and its operating agreement with respect to, the property owned by the Company known as Twenty Mile Hill. The Company intends to distribute the shares of the Subsidiary to the holders of the Company's Common Stock as soon as practicable on a non-taxable basis. In any event, and regardless of tax consequences, the Company intends such distribution to occur not later than 36 months from the Closing.

     The Class B Common Stock possesses all of the rights of the Company's Common Stock, except that: (i) the Class B Common Stock will not be entitled to participate in any distribution of shares or assets of the Subsidiary; and (ii) each share of Class B Common Stock will be entitled to 1.6 votes on all issues presented for vote by the shareholders. The Class B Common Stock is convertible on a one-for-one share basis into the Company's Common Stock commencing 36 months from the Closing. Commencing 30 months from the Closing, the Class B Common Stock will be convertible on a one-for-one share basis, provided that the number of shares so converted until the date 36 months after the Closing will be limited to that number of shares of Common Stock that may be sold by an affiliate pursuant to the volume limitation provisions of Rule 144 promulgated under the Securities Act of 1933, as amended. Subsequent to the Closing, 450,000 shares of Class B Common Stock are to be converted into 450,000 shares of Common Stock to acquire certain option properties which were part of the assets acquired under the Agreement. The 450,000 shares of Common Stock are subject to certain registration rights commencing six months from the date of conversion. As a result of the Transaction, up to 7,717,820 shares of the Company's Common Stock may be issued to holders of the Company's Class B Common Stock.

     In connection with the Transaction, the Company amended its Articles of Incorporation to: (i) change its name to American Rivers Oil Company; (ii) authorize 8,000,000 shares of Class B Common Stock, $.01 par value; (iii) increase the number of its authorized shares of Common Stock, $.01 par value from 6,000,000 to 20,000,000 shares; and (iv) increase the number of its authorized shares of $.50 par value Preferred Stock from
3,000,000 to 5,000,000 shares.   The Company also increased the
aggregate number of shares of the Company's Common Stock reserved for issuance under its 1992 Stock Option Plan (the "1992 Plan") from 150,000 to 500,000 shares. The Transaction and the foregoing changes to the Company's capital structure and its 1992 Plan were approved by the Company's shareholders at a meeting held on November 27 and 29, 1995.

     In connection with the Agreement, the Company granted an option (the "Option") to the Subsidiary to acquire 800,000 shares of Common Stock (the "Option Shares") to be distributed PRO RATA to the holders of the Common Stock. The Option will be exercisable for a period of 120 days at an exercise price of $.10 per share commencing 36 months from the Closing in the event that one of the following events has not occurred by such time: (a) the Company has a minimum of $16.5 Million of Proved and Probable Reserves as set forth in an independent petroleum engineer's report prepared in accordance with SEC pricing and cost assumptions; or, (b) the average bid price for the Common Stock shall have been at least $4.00 for two periods of twenty consecutive trading days; or (c) cash flow (gross revenues from oil and gas production less expenses directly charged against such production) for the Company shall have been greater than $2,000,000 for any fiscal year. The Option will be distributed to the shareholders, if at all, 36 months from the Closing. The Company is obligated to register the Option Shares with the SEC.

     Until the date two years after the date of the Agreement, or such longer period as provided in the Agreement (collectively the "Restriction Period"), the Sellers have agreed to maintain their ownership of at least 39% of the issued and outstanding shares (the "Restricted Shares") of the Class B Common Stock received by Sellers, which shares bear a legend evidencing such obligations and restrictions. Sellers will be allowed to transfer such Restricted Shares free and clear of such restriction during the Restriction Period only if they substitute stock or other assets subject to such legend or other similar restriction as may be reasonably requested by the management of the Subsidiary and having a value not less than the lesser of the value of the Restricted Securities or $4,000,000. Each share of Restricted Securities will be deemed to have a value of 75% of the market value of a share of the Common Stock, as defined in the Agreement.

     Under the Agreement, the Company, KTOC and the Subsidiary entered into a five-year operating agreement (the "Operating Agreement") pursuant to which the Subsidiary will be operated autonomously by the current management of the Company as set forth in a Management Agreement described below entered into with Robert E. Thrailkill, and employment agreements entered into with John A. Alsko and Robert J. Thrailkill who are the officers and directors of the Subsidiary. Any determination by the Board of Directors of the Subsidiary with respect to the business, operations and assets of the Subsidiary will be final, conclusive and binding and will not be subject to any modification whatsoever by the Board of Directors or management of the Company for any reason; provided, however, that in no event will any member of the Board of Directors or any other officer of the Company be required to breach his or her fiduciary duty to the Company or its shareholders.

     Pursuant to the Management Agreement entered into among the Company, the Subsidiary and Robert E. Thrailkill, Mr. Thrailkill will serve as the Subsidiary's President, Chairman of the Board of Directors and Chief Executive Officer for a term of five years. Mr. Thrailkill will receive a salary of no less than $145,000 per year, subject to certain increases. The compensation payable to Mr. Thrailkill will be self-funded by the Subsidiary and not the Company. The Management Agreement may not be terminated by the Company in any event but may be terminated by the Subsidiary in the event of the death or disability of Mr. Thrailkill or for "Cause" as defined in the agreement and may be terminated by Mr. Thrailkill for "Good Reason" as defined in the agreement or for impaired health. If Mr. Thrailkill's employment is terminated by the Company or the Subsidiary in breach of the agreement or by Mr. Thrailkill for Good Reason, the Company and the Subsidiary will pay Mr. Thrailkill his full salary through the date of termination and a lump sum equal to his annual salary multiplied by the greater of the number of years (including partial years) remaining under the agreement or the number three. The Management Agreement supersedes the Executive Employment Agreement effective January 1, 1993 between Mr. Thrailkill and the Company.

     In connection with the Transaction, Karlton Terry has been elected President and Jubal Terry has been elected Chief Operations Officer, Executive Vice President and Secretary-Treasurer of the Company. The new Board of Directors of the Company consists of Karlton Terry, Jubal Terry and Denis Bell. The Company intends to enter into three-year employment agreements with Karlton Terry and Jubal Terry providing for salaries of $125,000 and $75,000, respectively, and such other terms and conditions to be negotiated. In addition, the Subsidiary has entered into three-year employment agreements with John A. Alsko and Robert J. Thrailkill providing for salaries of $50,000 and $36,000, respectively.

     The Company, the Subsidiary and the Sellers also entered into a five-year Voting Agreement under which the Company and the Sellers appointed Robert E. Thrailkill as attorney and proxy to vote in his sole and absolute discretion, all of the shares of all classes of the Common Stock of the Company and/or the Subsidiary owned by them with respect to any matter brought before the shareholders of the Company and/or the Subsidiary relating to or involving exclusively the Subsidiary (including, without limitation, the election of directors, and other matters listed in the Operating Agreement).

     Prior to the negotiation and execution of the Agreement, there existed no relationship between the Company and the Sellers or any of the assets acquired.

     OTHER MATTERS

     The Company has agreed to issue 100,000 shares of Common Stock to counsel for the Company for legal services rendered in connection with the Transaction. The Company also has agreed to issue 100,000 shares of Common Stock to a non-affiliated third party for property acquisition services rendered in connection with the Transaction.

     In connection with the Agreement, the Company has agreed to grant various registration rights with respect to certain securities outstanding or to be issued. As soon as practicable, the Company will register on Form S-8 (or such other form as is appropriate) 866,500 shares of Common Stock as follows: (i) the 200,000 shares to be issued as described in the above paragraph;
(ii) 82,500 shares previously issued as bonus shares; (iii) 70,000 shares reserved under the Company's 1987 Stock Bonus Plan; and (iv) 514,000 shares underlying options. Commencing six months from the Closing, an additional 63,000 shares of Common Stock underlying outstanding options will be subject to demand registration rights and 63,000 shares of Common Stock underlying outstanding options will be subject to "piggy-back" registration rights.

ITEM 5. OTHER EVENTS

     The Company currently is conducting a private placement of
1.8 million shares of the Company's Common Stock at $1.00 per share. Proceeds from the private placement will be used to purchase production, repay outstanding bank debt and fund development of the Company's properties, including general and administrative expenses. The Company intends to register all of the Common Stock issued in the private placement with the SEC six months after the close of the private placement. There can be no assurance that such offering will be successful.

     The Company also has issued to non-affiliated third parties options to acquire up to 400,000 shares of Common Stock at $1.00 per share in lieu of cash for future services to be performed on behalf of the Company, which shares are subject to registration on Form S-8 as set forth above.

     The Company knows of no arrangement the operation of which may at a subsequent date result in a change in control of the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


     (a)  Audited and Unaudited Financial Statements of the KTOC
          Contributed Properties and the KTOC Option Properties

     (b)  Pro Forma Financial Statements.

     (c)  Exhibits.

          10.1 Asset Purchase Agreement dated October 19, 1995 among the Registrant, Karlton Terry Oil Company,
                Karlton Terry and Jubal Terry.

          10.2 Operating Agreement dated November 30, 1995 among the Registrant, Karlton Terry Oil Company, Bishop
                Cable Communications Corporation, Karlton Terry and Jubal Terry.

          10.3 Management Agreement dated November 30, 1995 among the Registrant, Bishop Cable Communications
                Corporation and Robert E. Thrailkill.

          10.4 Voting Agreement dated November 30, 1995 among the Registrant, Bishop Cable Communications
                Corporation, Karlton Terry Oil Company, Karlton
                Terry and Jubal Terry.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       AMERICAN RIVERS OIL COMPANY



Date:  December 18, 1995               By: /s/ Karlton Terry
                                          ------------------------------------
                                          Karlton Terry, President

                              KTOC CONTRIBUTED PROPERTIES

                                  FINANCIAL STATEMENT
                                  FOR THE YEAR ENDED
                                   DECEMBER 31, 1994

                             INDEPENDENT AUDITOR'S REPORT





Board of Directors
Karlton Terry Oil Company
Denver, Colorado



We have audited the accompanying statement of assets and liabilities of KTOC Contributed Properties as of December 31, 1994 and the related statements of direct revenues and expenses for the years ended December 31, 1994 and 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared on the basis described in
Note 1 and are not intended to be a complete presentation of Karlton Terry Oil Company.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets and liabilities of KTOC Contributed Properties as of December 31, 1994, and their direct revenues and expenses for the years ended December 31, 1994 and 1993, in conformity with generally accepted accounting principles.


/s/ Hein + Associates LLP

HEIN + ASSOCIATES LLP

Denver, Colorado
September 12, 1995

                        KTOC CONTRIBUTED PROPERTIES

                    STATEMENTS OF ASSETS AND LIABILITIES

                                                     SEPTEMBER 30,  DECEMBER 31,
                                                         1995           1994
                                                     -------------  ------------
                                                      (Unaudited)
                                   ASSETS
CURRENT ASSETS:
  Oil and gas sales receivable                        $ 32,400       $ 46,400
  Accounts receivable, joint interest owners
   (including amounts due from related parties
   of $18,000 in 1995 and $19,100 in 1994)              42,000         43,000
                                                      --------       --------
    Total current assets                                74,400         89,400

OIL AND GAS PROPERTIES, at cost, using the
 successful efforts method:
  Proved properties                                    474,300        457,900
  Less accumulated depreciation, depletion and
   amortization                                        (98,700)       (72,500)
                                                      --------       --------

    Net oil and gas properties                         375,600        385,400
                                                      --------       --------

TOTAL ASSETS                                           450,000        474,800
                                                      --------       --------

                                 LIABILITIES
CURRENT LIABILITIES:
  Current maturities of long-term debt                  48,000         50,700
  Accounts payable, trade                               43,600         20,300
  Oil and gas sales payable                             38,500         27,800
                                                      --------       --------

    Total current liabilities                          130,100         98,800

LONG-TERM DEBT, less current maturities                111,000        149,400
                                                      --------       --------

TOTAL LIABILITIES                                      241,100        248,200
                                                      --------       --------

NET ASSETS                                            $208,900       $226,600
                                                      --------       --------
                                                      --------       --------


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                         KTOC CONTRIBUTED PROPERTIES

                 STATEMENTS OF DIRECT REVENUES AND EXPENSES

                                                      FOR THE
                                                  NINE MONTHS ENDED       FOR THE YEARS ENDED
                                                    SEPTEMBER 30,            DECEMBER 31,
                                                ---------------------    --------------------
                                                  1995        1994          1994        1993
                                                --------    ---------    ---------   ---------
                                                   (Unaudited)
REVENUE:
 Oil and gas sales                              $ 83,200    $ 101,000    $ 146,400   $ 184,800
 Operator fees                                     3,800            -        2,500           -
                                                --------    ---------    ---------   ---------
   Total revenue                                  87,000      101,000      148,900     184,800

EXPENSES:
 Oil and gas production costs                     40,400       38,300       53,400      55,100
 Depreciation, depletion and  amortization        26,100       29,500       32,200      40,300
                                                --------    ---------    ---------   ---------
   Total expenses                                 66,500       67,800       85,600      95,400
                                                --------    ---------    ---------   ---------
                                                  20,500       33,200       63,300      89,400
OTHER INCOME (EXPENSE):
 Gain on drilling arrangements                         -      138,200      138,200           -
 Interest expense                                (15,100)     (18,700)     (19,700     (15,500
                                                --------    ---------    ---------   ---------

   Excess of direct revenues over
    expenses                                    $  5,400    $ 152,700    $ 181,800   $  73,900
                                                --------    ---------    ---------   ---------
                                                --------    ---------    ---------   ---------



  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                         KTOC CONTRIBUTED PROPERTIES

                        NOTES TO FINANCIAL STATEMENTS
           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1994 IS UNAUDITED)

1.   BASIS OF PRESENTATION:

     The accompanying financial statements present the assets and liabilities of certain oil and gas properties (the "Properties") which are currently owned by Karlton Terry Oil Company and affiliated individuals (collectively referred to herein as "KTOC") and their historical direct revenues and expenses. Most of the properties are located in Louisiana and along the Ohio River in West Virginia, Kentucky and Indiana and consist of both developed and undeveloped acreage. As discussed in Note 6, the Properties (along with additional interests in the properties which KTOC has rights to acquire pursuant to option agreements) are subject to an agreement with Metro Capital Corporation ("Metro") whereby, subject to approval by Metro's shareholders, the Properties and the options will be sold to Metro in exchange for 80% of the outstanding shares of Metro.

     These financial statements present the properties to be acquired and liabilities to be assumed, along with related operating receivables and payables at their historical cost basis, and the direct revenues and expenses of these properties on the accrual basis. They are not intended to be a complete presentation of the financial position and results of operations of KTOC.

     UNAUDITED INFORMATION - The accompanying financial statements as of September 30, 1995 and for the nine-month periods ended September 30, 1995 and 1994 are included herein without audit. In the opinion of management of KTOC, these financial statements contain all adjustments (consisting only of normal recurring items) necessary to present fairly the financial position and the results of operations for the periods presented. The results of operations for the nine months ended September 30, 1995 are not necessarily indicative of the results to be expected for the full year.

2.   SIGNIFICANT ACCOUNTING POLICIES:

     OIL AND GAS PRODUCING ACTIVITIES - KTOC follows the "successful efforts" method of accounting for its oil and gas properties. Under this method of accounting, all property acquisition costs and costs of exploratory and development wells are capitalized when incurred, pending determination of whether the well has found proved reserves. If an exploratory well has not found proved reserves, the costs of drilling the well are charged to expense. The costs of development wells are capitalized whether productive or nonproductive.

     Geological and geophysical costs and the costs of carrying and retaining undeveloped properties are expensed as incurred. Depreciation and depletion of capitalized costs for producing oil and gas properties is provided using the units-of-production method based upon proved reserves for each well. Management estimates that the salvage value of lease and well equipment will approximately offset the future liability for plugging and abandonment of the related wells.

     The net capitalized costs of proved oil and gas properties are limited to the aggregate undiscounted future net revenues (the "ceiling") related to such properties. If the net capitalized costs exceed the ceiling, the excess will be recorded as a charge to operations.

                         KTOC CONTRIBUTED PROPERTIES

                        NOTES TO FINANCIAL STATEMENTS
           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1994 IS UNAUDITED)


     Gains and losses are generally recognized upon the sale of interests in proved oil and gas properties based on the portion of the property sold. For sales of partial interests in unproved properties, KTOC treats the proceeds as a recovery of costs with no gain recognized until all costs have been recovered.

     INCOME TAXES - No income tax provision is included in the accompanying financial statements, since KTOC's shareholder has elected to be taxed under Subchapter S of the Internal Revenue Code. Accordingly, KTOC's taxable income or loss is required to be reported in the shareholder's individual income tax return.

     REVENUE RECOGNITION - Revenue from oil and gas sales is recorded on an accrual basis as sales are made and deliveries occur.

     IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS - In March 1995, the Financial Accounting Standards Board issued a new Statement titled "Accounting for Impairment of Long-Lived Assets." This new standard is effective for years beginning after December 15, 1995 and would change the method of determining impairment of proved oil and gas properties. Management has not performed a detailed analysis of the impact of this new standard on the financial statements.

3.   NOTE PAYABLE:

     In April 1993, KTOC financed the acquisition of a producing oil and gas property with a note payable to a bank with a principal balance of $200,000 at December 31, 1994. The note provides for monthly payments of $5,841 through April 1998 when the remaining balance is due. Interest accrues at a variable rate which is equal to the bank's base rate plus 2% (11% at December 31, 1994). Borrowings under the note are collateralized by an oil and gas property located in Louisiana and an assignment of production. Additionally, KTOC's president has personally guaranteed KTOC's obligations under the note agreement.

     The aggregate maturities of long-term debt at December 31, 1994, are as follows:


          YEARS ENDING
           DECEMBER 31,                 AMOUNT
          -------------               ---------
              1995                    $  50,700
              1996                       56,400
              1997                       62,900
              1998                       30,100
                                      ---------
                                      $ 200,100
                                      ---------
                                      ---------

                         KTOC CONTRIBUTED PROPERTIES

                        NOTES TO FINANCIAL STATEMENTS
           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1994 IS UNAUDITED)

4.   CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS:

     Substantially all of the KTOC's accounts receivable at December 31, 1994 result from crude oil and natural gas sales and/or joint interest billings to companies in the oil and gas industry. This concentration of customers and joint interest owners may impact KTOC's overall credit risk, either positively or negatively, since these entities may be similarly affected by changes in economic or other conditions. Receivables are generally not collateralized except through operator liens. Historical credit losses incurred on trade receivables by KTOC have been insignificant.

5.   RELATED PARTY TRANSACTIONS:

     In addition to the working interests in the oil and gas properties included in the accompanying financial statements, KTOC also owns royalty interests in some of the properties and has rights to reversionary interests. These interests are excluded from the accompanying financial statements since they are being retained by KTOC.

6.   SUBSEQUENT EVENTS (UNAUDITED):

     In October 1995, KTOC and certain affiliates entered into an agreement with Metro Capital Corporation ("Metro") whereby Metro agreed to acquire certain oil and gas properties (including the properties for which KTOC has an option as discussed in the following paragraph) and assume certain liabilities of KTOC. The Agreement provides for the issuance to KTOC and certain affiliates of 80% of the issued and outstanding voting shares of Metro.

     In August and September 1995, KTOC entered into agreements with certain joint interest owners, which provide KTOC with an option to acquire additional working interests in the properties. Upon exercise of the options, KTOC is required to pay $641,000 in cash, issue 1,062,946 Class B Metro common shares (of which 450,000 shares are immediately convertible to Metro common stock), and pay $130,000 in production payments.

     On November 29, 1995, the shareholders of Metro approved the transaction and the closing occurred on December 8, 1995.

                         KTOC CONTRIBUTED PROPERTIES

                        NOTES TO FINANCIAL STATEMENTS
           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1994 IS UNAUDITED)


7.   COSTS INCURRED IN OIL AND GAS PRODUCING ACTIVITIES:

     The following is a summary of costs incurred in oil and gas producing activities for the years ended December 31, 1994 and 1993:

                                                 1994            1993
                                               ---------       ---------
          Property acquisition costs           $    -          $ 487,300
          Development costs                      219,900         427,000
          Exploration costs                         -             15,000
                                               ---------       ---------

             Total                             $ 219,900       $ 929,300
                                               ---------       ---------
                                               ---------       ---------

                        INDEPENDENT AUDITOR'S REPORT








Board of Directors
Karlton Terry Oil Company
Denver, Colorado


We have audited the accompanying Historical Summaries of Oil and Gas Revenues and Direct Operating Expenses (the "Historical Summaries") of the Option Properties (the "Properties") for the years ended December 31, 1994 and 1993. The Historical Summaries are the responsibility of Karlton Terry Oil Company's management. Our responsibility is to express an opinion on the Historical Summaries based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summaries. We believe that our audits provides a reasonable basis for our opinion.

The Historical Summaries were prepared on the basis described in Note 1 and are not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the oil and gas revenues and direct operating expenses described in Note 1 of the Properties, for the years ended December 31, 1994 and 1993 in conformity with generally accepted accounting principles.

/s/ Hein + Associates LLP

HEIN + ASSOCIATES LLP

Denver, Colorado
September 8, 1995

              HISTORICAL SUMMARIES OF OIL AND GAS REVENUES AND
             DIRECT OPERATING EXPENSES OF THE OPTION PROPERTIES

                                                    NINE MONTHS ENDED     FOR THE YEARS ENDED
                                                      SEPTEMBER 30,           DECEMBER 31,
                                                   -------------------    --------------------
                                                     1995       1994        1994        1993
                                                   -------    --------    --------    --------
                                                       (UNAUDITED)
Revenue -
    Oil and gas sales                              $95,900    $135,800    $190,700    $233,800
Expenses -
    Direct operating expenses                       78,200     108,500     143,900     146,600
                                                   -------    --------    --------    --------
Revenues in excess of direct operating expenses    $17,70     $ 27,300    $ 46,800    $ 87,200
                                                   -------    --------    --------    --------
                                                   -------    --------    --------    --------


  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE HISTORICAL SUMMARIES.

          NOTES TO HISTORICAL SUMMARIES OF OIL AND GAS REVENUES AND
             DIRECT OPERATING EXPENSES OF THE OPTION PROPERTIES


1.  BASIS OF PRESENTATION:

    The accompanying Historical Summaries have been prepared from accounting records provided by KTOC and include only those revenues and direct operating expenses attributable to the properties which are subject to option agreements (the "Option Properties") between the current owners and KTOC. The financial information for the nine-month periods ended September 30, 1995 and 1994 is unaudited but reflects, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the interests in the oil and gas revenues and direct operating expenses for such periods. The oil and gas revenues and direct operating expenses for such interim periods are not necessarily indicative of results to be expected for the full year.

    The accompanying Historical Summaries are included to provide historical information on the revenues and direct operating expenses of the Option Properties and may not be representative of future operations. A provision for depreciation, depletion and amortization has not been included since the purchaser's basis in the properties will be significantly different from the basis of the current owners. General and administrative expenses have not been included because the historical expenses incurred by the current owners may not be comparable to amounts expected to be incurred by the purchaser. The Historical Summaries also do not include Federal and state income taxes or interest.

                         AMERICAN RIVERS OIL COMPANY
                    (FORMERLY METRO CAPITAL CORPORATION)

               INTRODUCTION TO PRO FORMA FINANCIAL INFORMATION


In October 1995, Metro Capital Corporation (Metro) and KTOC entered into an Asset Purchase Agreement whereby KTOC agreed to exchange certain oil and gas properties (the "Contributed Properties") for a combined total of 7,717,820 shares of common stock and Class B common stock of Metro, which represents 80% of the issued and outstanding voting securities of Metro. On November 29, 1995, the shareholders of Metro voted in favor of this transaction and the closing occurred on December 8, 1995. In addition, the shareholders voted in favor of changing the name of the Company from Metro to American Rivers Oil Company (AROC). At the closing date, additional working interests in the KTOC oil and gas properties (the "Option Properties") were acquired for cash, a portion of the Class B common shares issued in the transaction and other consideration.

These pro forma financial statements give effect to these transactions by recording KTOC's assets at their historical carrying value since the KTOC owners continue to exercise control through their 80% voting interest. Metro's assets are also reflected at their historical carrying value since its assets, except for $700,000 cash and an insignificant oil property, were transferred to a wholly-owned subsidiary (the "Subsidiary") where they are being operated autonomously by the current management of Metro pursuant to the terms of an Operating Agreement. The Option Properties will be recorded based on the cash and the fair value of securities and other consideration which was issued upon exercise of the options.

As a result of the Operating Agreement discussed in the preceding paragraph, there is a lack of control over the operations of the Subsidiary. Accordingly, the accompanying pro forma financial statements present the combined results of AROC and the Subsidiary, as well as the separate results of the Subsidiary and the results of AROC utilizing the equity method of accounting for the Subsidiary.

The accompanying pro forma combined statement of operations combines the statements of operations of Metro and KTOC for the years ended March 31, 1995 and December 31, 1994, respectively. The combined interim statement of operations combines the statements of operations of Metro and KTOC for the nine months ended September 30, 1995.

The pro forma combined statements of operations are presented as if the acquisitions had occurred at the beginning of the periods presented. The pro forma combined balance sheet is presented as if the acquisitions had occurred as of September 30, 1995.

These statements are not necessarily indicative of future operations or the actual results that would have occurred had the transactions been consummated at the beginning of the periods indicated. The pro forma combined financial statements should be read in conjunction with the historical financial statements and notes thereto of Metro and the KTOC Contributed Properties and the historical summaries for the Option Properties, included elsewhere in this document.

                         AMERICAN RIVERS OIL COMPANY
                     (FORMERLY METRO CAPITAL CORPORATION)
                     PRO FORMA BALANCE SHEETS (UNAUDITED)
                             SEPTEMBER 30, 1995

                                                                                                    PRO FORMA
                                            HISTORICAL                                ---------------------------------------
                                      ----------------------        PRO FORMA                                        EQUITY
                                        METRO         KTOC         ADJUSTMENTS         COMBINED     SUBSIDIARY       METHOD
                                      ----------    --------       -----------       -----------  ------------    -----------
Current Assets                        $2,052,611    $ 74,400       $(641,000)(a)     $ 1,411,611    $1,352,611    $    59,000
                                                                     (74,400)(i)
Oil and Gas Properties                 1,286,941     474,300         641,000 (a)       4,480,887     1,067,051      3,413,836
                                                                     612,946 (b)
                                                                     675,000 (c)
                                                                     150,000 (d)
                                                                      50,000 (e)
                                                                      77,200 (f)
                                                                     513,500 (g)
Accumulated depreciation,
  depletion and amortization            (695,944)    (98,700)              -            (794,644)     (633,555)      (161,089)
                                      ----------    --------       ---------         -----------    ----------    -----------
    Net oil and gas properties           590,997     375,600       2,719,646           3,686,243       433,496      3,252,747
Investment in Subsidiary                       -           -               -                   -             -      1,780,954
Other assets, net                        828,531           -               -             828,531       828,531              -
                                      ----------    --------       ---------         -----------    ----------    -----------
TOTAL ASSETS                          $3,472,139    $450,000      $2,004,246         $ 5,926,385    $2,614,638    $ 5,092,701
                                      ----------    --------       ---------         -----------    ----------    -----------
                                      ----------    --------       ---------         -----------    ----------    -----------

Current Liabilities                     $150,413    $130,100        ($82,100)(i)     $   198,413    $  150,413    $    48,000
Deferred Income Taxes                          -           -         513,500 (g)         513,500             -        513,500
Long-Term Debt                                 -     111,000          77,200 (f)         188,200             -        188,200
Stockholders' Equity:
    Preferred Stock                            -           -               -                   -             -              -
    Common Stock and Additional
       Paid-in Capital                 3,057,718           -         675,000 (c)       4,032,718     1,780,954      4,032,718
                                                                     150,000 (d)
                                                                     150,000 (e)
    Class B Common Stock and
       Additional Paid-in Capital              -           -         612,946 (b)         829,546             -        829,546
                                                                     216,600 (i)
    Unrealized Holding Gain              683,271           -               -             683,271       683,271              -
    Retained Earnings                  1,316,799           -        (100,000)(e)       1,216,799             -      1,216,799
    Treasury Stock                    (1,736,062)          -                          (1,736,062)            -     (1,736,062)
    Net Assets                                 -     208,900        (216,600)(h)               -             -              -
                                                                       7,700 (i)
                                      ----------    --------       ---------         -----------    ----------    -----------
TOTAL LIABILITIES AND EQUITY          $3,472,139    $450,000      $2,004,246        $  5,926,385    $2,614,638    $ 5,092,701
                                      ----------    --------       ---------         -----------    ----------    -----------
                                      ----------    --------       ---------         -----------    ----------    -----------


          SEE ACCOMPANYING NOTES TO PRO FORMA FINANCIAL STATEMENTS.

                         AMERICAN RIVERS OIL COMPANY
                    (FORMERLY METRO CAPITAL CORPORATION)
               PRO FORMA STATEMENTS OF OPERATIONS (UNAUDITED)
                    NINE MONTHS ENDED SEPTEMBER 30, 1995

                                                                                                  PRO FORMA
                                              HISTORICAL                           --------------------------------------
                                        ---------------------     PRO FORMA                                       EQUITY
                                           METRO       KTOC      ADJUSTMENTS        COMBINED      SUBSIDIARY      METHOD
                                        ---------    --------    -----------       ----------     ----------    ---------
Revenues:
    Oil and gas sales                   $  74,452    $179,100     $      -         $  253,552     $  44,377     $ 209,175
    Well Overhead fees                      2,966       3,800                           6,766             -         6,766
                                        ---------    --------     --------         ----------     ---------     ---------
        Total revenue                      77,418     182,900            -            260,318        44,377       215,941
                                        ---------    --------     --------         ----------     ---------     ---------

Costs and expenses:
    Oil and gas production costs           46,888     118,600            -            165,488         8,733       156,755
    General and administrative            393,952           -      230,700 (j)        624,652       384,758       239,894
    Depreciation, depletion and
       amortization                       117,403      26,100       92,800 (k)        236,303       114,071       122,232
                                        ---------    --------     --------         ----------     ---------     ---------
        Total costs and expenses          558,243     144,700      323,500          1,026,443       507,562       518,881
                                        ---------    --------     --------         ----------     ---------     ---------

        Income (loss) from operations    (480,825)     38,200     (323,500)          (766,125)     (463,185)     (302,940)
Other credits (charges):
    Other income, net                     130,454           -            -            130,454       129,082         1,372
    Equity in partnership losses          (40,591)          -            -            (40,591)      (40,591)            -
    Equity in Subsidiay's losses                -           -            -                  -             -      (236,094)
    Interest expense                            -     (15,100)      (6,400)(l)        (21,500)            -       (21,500)
                                        ---------    --------     --------         ----------     ---------     ---------

        Income (loss) before
            income tax benefit           (390,962)     23,100     (329,900)          (697,762)     (374,694)     (559,162)
Income tax benefit                              -           -      259,500 (m)        259,500       138,600       120,900
                                        ---------    --------     --------         ----------     ---------     ---------
        Net income (loss)               $(390,962)   $ 23,100    $ (70,400)        $ (438,262)    $(236,094)    $(438,262)
                                        ---------    --------     --------         ----------     ---------     ---------
                                        ---------    --------     --------         ----------     ---------     ---------
Net Loss Per Common Share
    Common stock                        $    (.24)                                 $     (.12)
                                        ---------                                  ----------
                                        ---------                                  ----------
    Class B common stock                                                           $     (.02)
                                                                                   ----------
                                                                                   ----------
Average Number of Shares Outstanding
    Common stock                        1,599,455                                   2,249,455
                                        ---------                                  ----------
                                        ---------                                  ----------
    Class B common stock                                                            7,267,820
                                                                                   ----------
                                                                                   ----------

          SEE ACCOMPANYING NOTES TO PRO FORMA FINANCIAL STATEMENTS.

                         AMERICAN RIVERS OIL COMPANY
                     (FORMERLY METRO CAPITAL CORPORATION)
                PRO FORMA STATEMENTS OF OPERATIONS (UNAUDITED)
                           YEAR ENDED MARCH 31, 1995

                                                                                                    PRO FORMA
                                                HISTORICAL                            -------------------------------------
                                        -------------------------     PRO FORMA                                     EQUITY
                                           METRO          KTOC       ADJUSTMENTS       COMBINED     SUBSIDIARY      METHOD
                                        -----------    ----------    -----------      ----------    ----------    ----------
Revenues:
 Oil and gas sales                      $   115,988    $  337,100    $        -       $  453,088    $   68,176    $  384,912
 Well Overhead fees                           4,941         2,500             -            7,441             -         7,441
                                        -----------    ----------    ----------       ----------    ----------    ----------
   Total revenue                            120,929       339,600             -          460,529        68,176       392,353
                                        -----------    ----------    ----------       ----------    ----------    ----------

Costs and expenses:
 Oil and gas production costs                73,369       197,300             -          270,669         9,549       261,120
 General and administrative                 488,254             -       307,600 (j)      795,854       475,163       320,691
 Depreciation, depletion and
  amortization                              164,041        32,200        98,574 (k)      294,815       159,181       135,634
 Abandoned leases                            13,576             -             -           13,576         8,891         4,685
                                        -----------    ----------    ----------       ----------    ----------    ----------
   Total costs and expenses                 739,240       229,500       406,174        1,374,914       652,784       722,130
                                        -----------    ----------    ----------       ----------    ----------    ----------

   Income (loss) from operations           (618,311)      110,100      (406,174)        (914,385)     (584,608)     (329,777)
Other credits (charges):
 Other income, net                          102,640             -             -          102,640       102,496           144
 Equity in partnership losses               (41,282)            -             -          (41,282)      (41,282)            -
 Equity in Subsidiary's losses                    -             -             -                -             -      (329,694)
 Interest expense                                 -       (19,700)       (8,500)(l)      (28,200)            -       (28,200)
 Gain on drilling arrangements                    -       138,200             -          138,200             -       138,200
                                        -----------    ----------    ----------       ----------    ----------    ----------

   Income (loss) before income
     tax benefit                           (556,953)      228,600      (414,674)        (743,027)     (523,394)     (549,327)
Income tax benefit                                -             -       274,900 (m)      274,900       193,700        81,200
                                        -----------    ----------    ----------       ----------    ----------    ----------
   Net income (loss)                    $  (556,953)   $  228,600    $ (139,774)      $ (468,127)   $ (329,694)   $ (468,127)
                                        -----------    ----------    ----------       ----------    ----------    ----------
                                        -----------    ----------    ----------       ----------    ----------    ----------

NET LOSS PER COMMON SHARE
 Common stock                                 ($.35)                                       $(.16)
                                        -----------                                   ----------
                                        -----------                                   ----------
 Class B common stock                                                                      $(.01)
                                                                                      ----------
                                                                                      ----------

AVERAGE NUMBER OF SHARES OUTSTANDING
 Common stock                             1,599,455                                    2,249,455
                                        -----------                                   ----------
                                        -----------                                   ----------
 Class B common stock                                                                  7,267,820
                                                                                      ----------
                                                                                      ----------

        SEE ACCOMPANYING NOTES TO PRO FORMA FINANCIAL STATEMENTS.

                         AMERICAN RIVERS OIL COMPANY
                    (FORMERLY METRO CAPITAL CORPORATION)

                  NOTES TO PRO FORMA FINANCIAL STATEMENTS

PRO FORMA ADJUSTMENTS:

(a)  Entry to record cash payment for purchase of the Option Properties.

(b) Entry to record the issuance of 612,946 shares of Class B common stock valued at $1.00 per share for purchase of the Option Properties.

(c) Entry to record the issuance of 450,000 shares of common stock valued at $1.50 per share for purchase of the Option Properties.

(d) Entry to record the issuance of 100,000 shares of common stock valued at $1.50 per share for commission relating to the purchase of the Option Properties.

(e) Entry to record the issuance of 100,000 shares of common stock valued at $1.50 per share for legal services, of which $50,000 was recorded as property acquisition costs.

(f) Entry to record $130,000 production payment at net present value relating to purchase of the Option Properties.

(g) Entry to record deferred income taxes relating to temporary differences between the tax basis and financial reporting basis of the oil and gas properties.

(h) Entry to record the issuance of 6,654,874 shares of Class B common stock for certain oil and gas properties exchanged by KTOC.

(i) Entry to eliminate receivables and payables of KTOC which are not included in the acquisition.

(j) Entry to increase general and administrative expenses for additional salary costs as provided for in the Asset Purchase Agreement and anticipated increases in other administrative expenses.

(k) Entry to record additional depreciation, depletion and amortization to give effect to the increased carrying value of the oil and gas properties.

(l)  Entry to record imputed interest on the production payments.

(m)  Entry to record deferred tax benefit resulting from operating losses.

(n) The computation of net loss per share is based on the rights of each class of common stock. The Class B common stock has all of the rights of the common stock except that: (i) the Class B common stock is not entitled to participate in any distribution of shares or assets of the wholly-owned subsidiary into which certain assets were transferred from Metro prior to the closing date and (ii) each share of Class B common stock will be entitled to 1.6 votes on all issues presented for vote by the shareholders. Accordingly, the common shares were allocated 100% of the subsidiary's loss and a pro rata percentage of the remaining combined loss based on the ratio of common shares outstanding to total common and Class B shares outstanding. The Class B common shares were allocated the remaining pro rata percentage of the loss.

                     KARLTON TERRY OIL AND GAS INTERESTS

           PRO FORMA COMBINED OIL AND GAS DISCLOSURES (UNAUDITED)


The accompanying reserve information relates to the oil and gas properties which are currently owned by KTOC, as well as the properties for which KTOC has an option to acquire additional interests.

OIL AND GAS RESERVE QUANTITIES - Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed oil and gas reserves are those reserves expected to be recovered through existing wells with existing equipment and operating methods. However, reserve information should not be construed as the current market value of the oil and gas reserves or the costs that would be incurred to obtain equivalent reserves. Reserve calculations involve the estimation of future net recoverable reserves of oil and gas and the timing and amount of future net revenues to be received therefrom. These estimates are based on numerous factors, many of which are variable and uncertain. Accordingly, it is common for the actual production and revenues to vary from earlier estimates.

The reserve data is based on studies which were prepared by one of the working interest owners of the properties and reviewed by an independent petroleum engineer. Reserve estimates require substantial judgment on the part of petroleum engineers resulting in imprecise determinations, particularly with respect to new discoveries. Since all of the producing wells were drilled within the past few years, it is expected that the estimates of reserves will change as future production and development information becomes available. Additionally, due to short production histories for certain properties, it was necessary to prepare a portion of the reserve estimates using volumetric methods which are generally less precise than performance based estimates. A portion of the proved developed reserves are currently non-producing as certain wells require recompletions in additional productive zones and the purchase of a salt water disposal well.

All proved reserves of oil and gas are located in the United States. The following tables present estimates of the net proved oil and gas reserves, and changes therein for the years indicated.

CHANGES IN NET QUANTITIES OF PROVED RESERVES

                                                   1994                    1993
                                           ---------------------    -----------------
                                               OIL        GAS          OIL      GAS
                                             (BBLS)      (MCF)       (BBLS)    (MCF)
                                           ---------   ---------    -------   -------
Proved reserves, beginning of  year           98,000     828,000        -         -
      Extensions,  discoveries, and        1,109,000   1,600,000        -         -
 other additions
   Purchase of minerals  in place                -           -      115,000   898,000
   Production                                (15,000)    (60,000)   (17,000)  (70,000)
                                           ---------   ---------    -------   -------
Proved reserves, end of year               1,192,000   2,368,000     98,000   828,000
                                           ---------   ---------    -------   -------
                                           ---------   ---------    -------   -------
Proved developed reserves,  end of year      207,000   1,057,000     98,000   828,000
                                           ---------   ---------    -------   -------
                                           ---------   ---------    -------   -------

                     KARLTON TERRY OIL AND GAS INTERESTS

           PRO FORMA COMBINED OIL AND GAS DISCLOSURES (UNAUDITED)


STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS - Statement of Financial Accounting Standards No. 69 prescribes guidelines for computing a standardized measure of future net cash flows and changes therein relating to estimated proved reserves. These guidelines are briefly discussed below.

Future cash inflows and future production and development costs are determined by applying year-end prices and costs to the estimated quantities of oil and gas to be produced. Estimated future income taxes are computed using current statutory income tax rates including consideration for estimated future statutory depletion and tax credits. The resulting future net cash flows are reduced to present value amounts by applying a 10% annual discount factor.

The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board and, as such, do not necessarily reflect KTOC's expectations for actual revenues to be derived from those reserves nor their present worth. The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these estimates are the basis for the valuation process.

The following summary sets forth KTOC's (including reserves for which KTOC has options to acquire additional interests) future net cash flows relating to proved oil and gas reserves as of December 31, 1994 based on the standardized measure prescribed in Statement of Financial Accounting Standards No. 69.

    Future cash inflows                                     $23,561,000
    Future production costs                                  (6,480,000)
    Future development costs                                 (1,382,000)
    Future income tax expense                                (5,200,000)
                                                            -----------
      Future net cash flows                                  10,499,000

10% annual discount for estimated timing of cash flow        (5,207,000)
                                                            -----------

      Standardized Measure of Discounted
       Future Net Cash Flows                                $ 5,292,000
                                                            -----------
                                                            -----------

Changes in the Standardized Measure are not presented since KTOC did not have reserve estimates prepared in the prior year.